                                                                    Exhibit 23.4

                       [Roth Murphy Sanford letterhead]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the user of our report dated January 30, 1998 (except for note H, as to which the date is March 11, 1998) on the consolidated financial statements of CB&T Holding Corporation as of December 31, 1997 and for the years ended December 31, 1997 and 1996. We also consent to the reference to us under the heading "Experts" in the prospectus contained in the Form S-1 registration statement being filed by CB&T Holding Corporation and Crescent Capital Trust 1.

/s/ Roth Murphy Sanford L.L.P.
New Orleans, Louisiana
October 11, 1999